Exhibit 99.1


                 CERTIFICATION OF CEO AND CFO PURSUANT TO
                         18 U.S.C. Section 1350,
                          AS ADOPTED PURSUANT TO
                 Section 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-QSB of KleenAir Systems, Inc. (the "Company") for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lionel Simons, President of the Company, Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

       1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.


  /s/ LIONEL SIMONS
  -------------------------------------------------
  Lionel Simons
  President and
  Chief Financial Officer

  November 13, 2002


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.